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                                                                  EXECUTION COPY



                                   AMENDMENT NO. 2


         AMENDMENT NO. 2 dated as of September 26, 1997 between CANADIAN FOREST OIL LTD., a corporation duly amalgamated and validly existing under the laws of Alberta, Canada ("CANADIAN FOREST"); PRODUCERS MARKETING LTD., an Alberta corporation and a Wholly Owned Subsidiary of Canadian Forest ("PROMARK") and each of the other Subsidiaries of Canadian Forest that becomes a borrower pursuant to Section 8.27 of the Second Amended and Restated Credit Agreement (individually a "SUBSIDIARY BORROWER" and collectively with Canadian Forest, the "BORROWERS"); and 611852 SASKATCHEWAN LTD. (the "LENDER").

         Canadian Forest, a Wholly Owned Subsidiary of 3189503 Canada Ltd., ProMark and the Lender are parties to a Second Amended and Restated Credit Agreement dated as of April 1, 1997 and as amended by Amendment No. 1 dated as of August 19, 1997 (as heretofore amended and supplemented and in effect on the date hereof, the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said Lender to the Borrowers in an aggregate principal or face amount not exceeding C$165,000,000. The Borrowers and the Lender wish to amend the Second Amended and Restated Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

         Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 2, terms defined in the Second Amended and Restated Credit Agreement are used herein as defined therein.

         Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Second Amended and Restated Credit Agreement shall be further amended as follows:

         2.01. References in the Second Amended and Restated Credit Agreement (including references to the Second Amended and Restated Credit Agreement amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein", and "hereof") shall be deemed to be references to the Second Amended and Restated Credit Agreement as amended and as further amended hereby.

         2.02. The following definitions are hereby added in alphabetical order in Section 1.01 of the Second Amended and Restated Credit Agreement:

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                                                               Page 2


         "AMENDMENT NO. 2" shall mean Amendment No. 2 dated as of
September 26, 1997 to this Agreement.

         "CANADIAN FOREST SENIOR SUBORDINATED DEBT" shall mean the Indebtedness of Canadian Forest evidenced by and in respect of the Canadian Forest Senior Subordinated Notes issued pursuant to the Canadian Forest Senior Subordinated Debt Documents.

         "CANADIAN FOREST SENIOR SUBORDINATED DEBT DOCUMENTS" shall mean all documents and agreements executed and delivered in connection with the original issuance of the Canadian Forest Senior Subordinated Notes, including the Indenture dated as of September 29, 1997 among Forest, as guarantor, Canadian Forest, as issuer, and State Street Bank and Trust Company, as trustee, as the same shall, subject to Sections 8.12 and 8.18 hereof, be modified and supplemented and in effect from time to time.

         "CANADIAN FOREST SENIOR SUBORDINATED NOTES" shall mean Canadian Forest's 83/4% Senior Subordinated Notes due 2007 in the aggregate principal amount of US$125,000,000.

         2.03. The definition of "Subordinated Indebtedness" in Section 1.01 of the Second Amended and Restated Credit Agreement is amended by adding the following at the end of such definition (prior to the period): "and shall include, without limitation, the Canadian Forest Senior Subordinated Debt".

         2.04. Section 8.07 of the Second Amended and Restated Credit Agreement is amended by adding a new clause (i) therein as set forth below, changing the existing clause "(i)" to clause "(j)" and deleting the word "and" at the end of clause (h) therein:

    "(i) the Canadian Forest Senior Subordinated Debt; and"


         2.05. Section 8.16(b) of the Second Amended and Restated Credit Agreement shall be deleted and the following substituted therefor:

    "(b) CERTAIN RESTRICTIONS. Other than (i) the Loan Documents, (ii) any documents in favor of the Agent or the lenders under the Funding Credit Agreement, (iii) the Canadian Forest Senior Subordinated Debt Documents and
    (iv) in the case of ProMark, the BOM Agreement, no Borrower will permit any of its Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property."

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         2.06.  Schedule I to the Second Amended and Restated Credit Agreement,
as in effect prior to the effectiveness of this Amendment No. 2, shall be replaced with Schedule I to this Amendment No. 2.

         Section 3. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to the Lender that the representations and warranties set forth in
Section 7 of the Second Amended and Restated Credit Agreement are true and complete on the date hereof (unless otherwise limited to an earlier date) as if made on and as of the date hereof and as if each reference in said Section 7 to "this Agreement" included a reference to this Amendment No. 2.

         Section 4. CONDITIONS PRECEDENT. As provided in Section 2 above, the amendments to the Second Amended and Restated Credit Agreement set forth in said
Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

         4.01. EXECUTION BY ALL PARTIES. This Amendment No. 2 shall have been executed and delivered by each of the parties hereto.

         4.02. CANADIAN FOREST SENIOR SUBORDINATED NOTES. The indenture pursuant to which the Canadian Forest Senior Subordinated Notes are to be issued and the guarantee granted by Forest in relation thereto shall be in form and substance satisfactory to the Agent.

         4.03. FOREST AMENDMENT AGREEMENT. The Amendment No. 3 to the U.S. Credit Agreement shall have been executed and delivered by each of the parties thereto.

         4.04. OPINIONS OF COUNSEL. Bennett Jones Verchere, special Canadian counsel to Canadian Forest in connection with the Canadian Forest Senior Subordinated Debt Documents shall have provided an opinion to each of the Lenders under the Funding Credit Agreement stating that each of the Canadian Forest Senior Subordinated Debt Documents have been duly authorized executed and delivered by Canadian Forest and Vinson & Elkins L.L.P., special New York counsel to Canadian Forest shall have provided an opinion to each of the Lenders under the Funding Credit Agreement stating that each of the Canadian Forest Senior Subordinated Debt Documents constitute the legal, valid and binding obligation of Canadian Forest and Forest and each such opinion shall otherwise be in form and substance satisfactory to the Agent.

         4.05. OTHER DOCUMENTS. The Agent shall have received such other documents, certificates and opinions as the Agent or any Canadian Lender or special counsel to Chase Canada may reasonably request.

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         Section 5.  MISCELLANEOUS.  Except as herein provided, the Second
Amended and Restated Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the laws of Canada applicable therein.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
2 to be duly executed and delivered as of the day and year first above written.


                        611852 SASKATCHEWAN LTD.


                        By
                           -------------------------
                           Title:

                        Address for Notices:

                        611852 SASKATCHEWAN LTD.
                        c/o Canadian Forest Oil Ltd.
                        600, 800-Sixth Avenue, S.W.
                        Calgary, Alberta T2P 3G3
                        Canada

                        Telecopier No.:  (403) 292-8072
                        Telephone No.:  (403) 292-8000

                        Attention:  Vice President-Finance

                        with a copy to:

                        Forest Oil Corporation
                        1600 Broadway
                        Suite 2200
                        Denver, CO 80202

                        Attention:  Vice President and Treasurer

                        Telecopier No.:  (303) 812-1510
                        Telephone No.:  (303) 812-1400

                        and

                        The Chase Manhattan Bank of Canada
                        1 First Canadian Place
                        100 King Street West
                        Suite 6900, P.O. Box 106
                        Toronto, Ontario MX5 1A4

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                                                                   Page 6


                        Canada

                        Attention:  Vice President
                                         Corporate Finance

                        Telecopier No.:  (416) 216-4161
                        Telephone No.:  (416) 216-4133

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                                                                  Page 7
                        CANADIAN FOREST OIL LTD.


                        By
                           -------------------------
                           Title:

                        Address for Notices:

                        Canadian Forest Oil Ltd.
                        600, 800-Sixth Avenue S.W.
                        Calgary, Alberta T2P 3G3
                        Canada

                        Attention:  Vice President Finance

                        Telecopier No.:  (403) 261-7665
                        Telephone No.:  (403) 292-8000

                        with a copy to:

                        Forest Oil Corporation
                        1600 Broadway
                        Suite 2200
                        Denver, Colorado  80202

                        Attention:  Vice President-Treasurer

                        Telecopier No.:  (303) 812-1510
                        Telephone No.:  (303) 812-1400

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                                                                   Page 8


                        PRODUCERS MARKETING LTD.



                        By
                           -------------------------
                           Title:

                        Address for Notices:

                        Producers Marketing Ltd.
                        c/o Canadian Forest Oil Ltd.
                        600, 800-Sixth Avenue S.W.
                        Calgary, Alberta T2P 3G3
                        Canada

                        Attention:  Vice President-Finance

                        Telecopier No.:  (403) 261-7665
                        Telephone No.:  (403) 292-8000

                        with a copy to:

                        Forest Oil Corporation
                        1600 Broadway
                        Suite 2200
                        Denver, Colorado  80202

                        Attention:  Vice President-Treasurer

                        Telecopier No.:  (303) 812-1510
                        Telephone No.:   (303) 812-1400

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                                                                        Page 9

                                                                      SCHEDULE I




                            MATERIAL AGREEMENTS AND LIENS